Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-112634 of Capital and Income Strategies Fund, Inc. (the “Fund”) on Form N-2 of our report dated April 27, 2004 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption “Independent Auditors and Experts” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey April 27, 2004